Exhibit 10.8

SUBSCRIPTION AGREEMENT

TO: The Directors of FG Merger II Corp. (the “Company”).

The undersigned hereby subscribes for 2,156,250 shares of common stock (the “Shares”) of the Company. In consideration for the issue of the Shares, the undersigned hereby agrees and undertakes to pay $25,000 to the Company.

We agree to take the Shares subject to the Certificate of Incorporation and By-laws of the Company and we authorize you to enter the following name and address in the stockholders ledger of the Company:

Name:	FG Merger Investors II LLC

Address:	Attn: Manager
104 S. Walnut St.
Itasca, IL 60143

FG MERGER INVESTORS II LLC

Signed:	/s/ Hassan Sajjad Baqar
Name: Hassan Sajjad Baqar
Title: Manager

Dated: October 6, 2023

Accepted:

FG MERGER II CORP.

Signed:	/s/ Larry G. Swets, Jr.
Name: Larry G. Swets, Jr.
Title: Chief Executive Officer

Dated: October 6, 2023